LEASE AGREEMENT

           THIS LEASE AGREEMENT (the "Lease") is made this 14th day of December, 1998, by and between JIM JOY HOLDINGS, LLC, a New Hampshire limited liability company, (hereinafter called "Landlord"), and NATIONSRENT OF NEW HAMPSHIRE, INC., a Delaware corporation and/or its assigns (hereinafter called "Tenant").

W I T N E S  S E T H:

           Landlord, for and in consideration of the rentals herein promised to be paid by Tenant and the covenants, conditions and agreements herein contained to be kept and performed by Tenant, does hereby let and rent to Tenant, and Tenant does hereby take and lease as Tenant of the Landlord, the premises hereinafter described for the term, at the rental and upon the terms and conditions hereinafter set forth:

SECTION 1
PARTIES

           1.1     Landlord. Landlord warrants that it is the owner of a leasehold interest in the Premises and has full right and power to execute and deliver this Lease without the consent or agreement of any other person, except its landlord Francis P. Rich, Jr. and June A. Rich and that those persons executing this Lease on behalf of Landlord have the right and power to execute and deliver this Lease.

           1.2     Tenant. Tenant warrants that Tenant has full right and power to execute and deliver this Lease without the consent or agreement of any other person, and that those persons who have executed and delivered this Lease have the authority and power to execute this Lease on Tenant's behalf and deliver this Lease to Landlord.

SECTION 2
PREMISES

           2.1     Description. The premises herein leased (hereinafter called the "Premises") are legally described in Exhibit "A" attached hereto and made a part hereof. The Premises also include the building(s) and improvements located upon the land area described in Exhibit "A" and all rights appurtenant thereto. The Premises are located at 1216 Hammond Street, Bangor, ME.

           2.2     Quiet Enjoyment. Landlord agrees to warrant and defend Tenant in the quiet enjoyment and possession of the Premises during the term of this Lease so long as Tenant complies with the provisions hereof.

SECTION 3
TERM; OPTION TO EXTEND

           3.1     Lease Commencement Date. The term of this Lease (the "Term") shall commence as of the _____ day of __________, 1998 (the "Lease Commencement Date"), and shall terminate on the date (the "Lease Termination Date") which is the last day of the month preceding the tenth (10th) anniversary date of the Lease Commencement Date unless extended by Tenant in accordance with any extension option contained in this Lease or any rider thereto or unless terminated at an earlier date by Tenant or Landlord pursuant to the terms hereof. Landlord shall give Tenant possession of the Premises on the Lease Commencement Date.

           3.2     Extension Terms. Tenant shall have the right to extend the Term of this Lease for two (2) additional terms of five (5) years each (the "Extension Terms" or individually an "Extension Term") in its sole discretion upon delivering written notice to the Landlord of its intent to exercise this option to extend not less than 90 days before the expiration date of the initial Term or of any previously exercised Extension Term of this Lease. If Tenant exercises any of the Extension Terms in the manner provided for in this paragraph then the Lease shall terminate five (5) years after the initial expiration period or the end of the previously exercised Extension Term unless a subsequent Extension Term is exercised, and all provisions of this Lease shall be applicable to the Extension Terms.

           3.3     Intentionally Deleted.

           3.4     Prorations. If any payments, rights or obligations hereunder (whether relating to payment of rent, taxes, insurance, other impositions, or to any other provision of this Lease) relate to a period in part before the Lease Commencement Date or in part after the date of expiration or termination of the term, appropriate adjustments and prorations shall be made.

           3.5     Surrender at End of Term. Upon the last day of the lease Term or upon the earlier termination of this Lease pursuant to the provisions hereof and irrespective of when and how such termination occurs, Tenant shall surrender and deliver to Landlord the Premises, all buildings and improvements thereon, other than Tenant's Property, without delay, broom clean and in good order, condition and repair, reasonable wear and tear and damage due to insured casualty excepted and subject to the other terms of this Lease, whereupon Tenant shall have no further right, title or interest in and to said Premises. Any trade fixtures, business equipment, inventory, trademarked items, signs and other removable personal property located or installed in or on the Premises ("Tenant's Property") shall be removed by Tenant on or before the last day of the lease Term or upon the earlier termination of this Lease pursuant to the provisions hereof, and Tenant shall repair any damage occasioned by the removal of Tenant's Property. Landlord may remove and dispose of any of Tenant's Property remaining at the Premises after the expiration or termination of the Lease at the Tenant's expense.

SECTION 4
RENT

           4.1     Rent. Commencing on the Lease Commencement Date, Tenant covenants and agrees to pay to Landlord in lawful money of the United States of America, during each lease year, an annual rental of Thirty One Thousand Eight Hundred and no/100 Dollars ($31,800.00) (the "Rent"). The Rent shall be payable in equal monthly installments of Two Thousand Six Hundred Fifty and no/100 Dollars ($2,650.00) each, in advance on or before the first day of each and every calendar month of the Term of this Lease. The Rent shall be paid in addition to and over and above all other payments to be made by Tenant herein. The first lease year shall be a full year commencing on the Lease Commencement Date and each following lease year shall be an annual period commencing on the anniversary date of the Lease Commencement Date. Appropriate proration shall be made if the Lease Commencement Date is not on the first day of a calendar month, or if the date of termination of the lease is not on the last day of a calendar month. A portion of the Premises is currently leased to an unrelated third party paying rent of $850.00 per month. For so long as such tenant occupies such space Tenant shall receive a credit against its monthly rent in the amount of $850.00. Landlord, shall not renew such lease without the prior written consent of Tenant.

           4.2     Taxes.

                     (a)     Tenant shall be responsible for the payment of all real property taxes and assessments ("Real Estate Taxes") levied against the Premises by any governmental or quasi-governmental authority, which are due and payable during the Term hereof, except as set forth herein. For purposes of this Lease, "Real Estate Taxes" shall include any and all public charges against the Premises. Real Estate Taxes shall include any taxes, assessments, surcharges, or service or other fees of a nature not presently in effect which shall hereinafter be levied on the Premises as a result of the use, ownership or operation of the Premises or for any other reason, whether in lieu of or in addition to any current real estate taxes and assessments. Any special assessments will be amortized over the maximum period allowed by law or applicable tax rules, whichever is longer, and Real Estate Taxes will include only the prorated and amortized amount, which becomes due during the Term hereof. Real Estate Taxes shall exclude any income, excess profits, single business, inheritance, succession, transfer, franchise, capital or other tax assessments upon Landlord or Landlord's interest in the Premises. All special benefit taxes and special assessments shall be spread over the longest time permitted and Tenant's liability for installments of such special benefit taxes and special assessments not yet due shall cease upon the expiration of termination of this Lease. In no event shall Tenant be obligated to pay any impact fees whether or not billed by the taxing authority as a special benefit tax or a special assessment.

                     (b)     Tenant shall remit all payments for Real Estate Taxes directly to the taxing or assessing authority unless Landlord has paid the Real Estate Taxes to avoid interest or penalties accruing thereon, in which event the Real Estate Taxes shall be immediately due and payable to Landlord. Upon receipt of all tax bills and assessment bills attributed to any calendar year during the Term hereof, Landlord shall furnish Tenant with a copy of the tax bill or assessment bill upon receipt so as to allow Tenant to take advantage of the maximum payment discount available, if Tenant so desires. Tenant shall provide written proof of payment of Real Estate Taxes at the time such payments are made.

                     (c)     Tenant will have the right to contest at its sole expense, the amount or validity, in whole or in part, of any tax that Tenant is required to pay, in whole or in part, by appropriate proceedings diligently conducted in good faith, only after paying such tax or posting such security that Landlord reasonably requires in order to protect the Premises against loss or forfeiture. Upon the conclusion of any such protest proceedings, Tenant will pay its share of the tax, as finally determined, in accordance with this Lease, the payment of which tax may have been deferred during the prosecution of the proceedings, together with any costs, fees, interest, penalties, or other related liabilities. Landlord will not be required to join in any contest or proceedings unless the provisions of any law or regulations then in effect require that the proceedings be brought by or in the name of Landlord. In that event, Landlord will join in the proceedings or permit them to be brought in its name; however, Landlord will not be subjected to any liability for the payment of any costs or expenses in connection with any contest or proceedings, including but not limited to reasonable attorney's fees and other reasonable professional fees and Tenant will indemnify Landlord against and save Landlord harmless from any such costs and expenses in this regard.

           4.3     Services and Utilities.

                     (a)     Tenant agrees that Landlord shall not be liable for failure to supply any heating, air conditioning, electrical, janitorial, lighting or other services. In the event of any interruption, reduction or discontinuance of services (either temporarily or permanently), Landlord shall not be liable for damages to persons or property as a result thereof, nor shall the occurrence of any such event in any way be construed as an eviction of Tenant. Notwithstanding the foregoing, if any such services are not supplied for a period exceeding three (3) consecutive business days not due to an act or omission of Tenant, and as a result of such lack of service, Tenant is unable to use the Premises for its intended use, Tenant shall be entitled to an abatement of Rent and other charges due hereunder, beginning with the fourth (4th) day, in such amount not to exceed the per diem amount of such charges, as will fairly compensate Tenant for the inconvenience and loss of business resulting from the lack of such services. If an interruption of services which materially affects Tenant's use and enjoyment of the Premises continues for more than thirty (30) consecutive calendar days, and such interruption is not due to an act or omission of Tenant, Tenant shall have the right to terminate this Lease upon written notice to Landlord, and shall surrender the Premises to Landlord.

                     (b)     Tenant shall pay for all water, gas, heat, light, power, telephone, trash disposal and other utilities and services supplied to the Premises, together with any taxes thereon.

SECTION 5
USE; COMPLIANCE WITH LAWS; MAINTENANCE AND REPAIRS

           5.1     Use of Premises. Tenant shall have the right to use the Premises for the purpose of the operation of an equipment rental, leasing and sales facility and any related uses including, but not limited to, the business of renting, selling, leasing, distributing, servicing or repairing new or used equipment, spare parts and related supplies to industrial, manufacturing, and construction customers, and/or, after obtaining Landlord's prior written consent, which consent shall not be unreasonably withheld or delayed, for any other lawful purpose, all uses of the Premises being subject, however, to all applicable laws. Notwithstanding the foregoing, Tenant shall not use or occupy the Premises in any manner or for any purpose which voids or makes voidable any insurance covering any portion of the Premises. Tenant shall not commit waste on the Premises and shall not use the Premises for any unlawful or improper purpose or in violation of any certificate of occupancy or for any purpose which may constitute a nuisance, public or private, nor suffer any dangerous article to be brought on the Premises without permits if permits are required and unless safeguarded as required by law.

           5.2     Compliance with Laws. Tenant shall reasonably, promptly and effectively comply with all applicable and lawful statutes, regulations, rules, ordinances, orders and requirements of any public official or agency having jurisdiction in respect of the Premises and Tenant's specific use thereof (herein referred to as governmental authorities). Landlord shall promptly give notice to Tenant of any written notice in respect of the Premises from governmental authorities. Tenant may in good faith, and at its sole expense dispute the validity of any complaint or action taken pursuant to or under color of any of the foregoing, defend against the same, and in good faith diligently conduct any necessary proceedings to prevent and avoid any adverse consequence of the same. Tenant agrees that any such contest shall be prosecuted to a final conclusion as speedily as possible, and Tenant will hold Landlord completely harmless with respect to any actions taken by any governmental authorities with respect thereto.

           5.3     Maintenance and Repairs by Tenant. Except as otherwise provided in Section 5.4 below, throughout the Term of this lease Tenant shall, at Tenant's sole cost and expense, keep the Premises and all improvements (if any) in good order, condition and repair and shall make or cause to be made all repairs to correct any damage thereto. Notwithstanding anything to the contrary set forth herein, in no event shall Tenant be responsible in any way for any of the following:

                     (a)     Costs of repairs or other work occasioned by fire, windstorm or other insured casualty.

                     (b)     Costs of repairs or rebuilding necessitated by condemnation.

                     (c)     Any costs, fines or penalties relating to environmental investigation or remediation on, in or under the Premises not resulting from the acts or omissions of Tenant, its agents and contractors.

           5.4     Maintenance, Repair and Replacement by Landlord. Landlord shall be responsible for the maintenance, repair and replacement of (a) any structural components including, without limitation, the roof, roof membrane, load bearing walls and floor slabs and masonry walls and foundations, (b) the plumbing system, (c) the electrical system, (d) the utility lines and connections to the Premises, and (e) the sprinkler mains, if any. Further, Landlord shall be responsible for the replacement, maintenance and repair of the heating, ventilation, and air conditioning system that exceed $5,000.00 in the aggregate. Tenant agrees to pay monthly as part of Rent during the remaining Term hereof an amount equal to the actual documented cost of any item set forth in subsections (a) - (e) above, divided by one hundred twenty (120). For example, if the actual documented cost of any item set forth in subsections (a) - (e) above is $10,000, then Tenant shall pay monthly as part of Rent during the remaining Term of this Lease the sum of $83.33 ($10,000/120). Such payment will be made by Tenant monthly after receipt of written notice thereof from Landlord, together with all reasonable supporting documentation relating to such item. Landlord shall reasonably, promptly and effectively comply with all applicable laws, ordinances, regulations and rules of any public authority relating to the Premises, except to the extent that the foregoing are solely a result of Tenant's use of the Premises.

           5.5     Access; Inspection by Landlord. Landlord and its agents shall have the right at all reasonable times during the Term to enter the Premises for the purpose of inspecting the same, to show the Premises to prospective purchasers and lenders, to place "For Sale" signs thereon and, during the last 180 days of the Term, to show the Premises to prospective tenants and to place "For Rent" signs thereon. Landlord agrees not to interfere with Tenant's operation of the Premises during any such inspection and any signage placed on the Premises by Landlord shall not interfere with any of Tenant's signage or displays.

SECTION 6
ALTERATIONS; LIENS; SIGNAGE

           6.1     Alterations. Tenant shall not make any structural alterations in the Premises exceeding $25,000 without Landlord's prior written consent, not to be unreasonably withheld or delayed. Tenant shall have the right to make interior, non-structural alterations, and structural alterations under $25,000, without Landlord's consent provided such alterations are made without cost to Landlord and provided further, that (a) no such alterations shall lessen the fair market value of the Premises, and (b) all alterations, additions or improvements shall be constructed in a workmanlike manner.

           6.2     Liens. All persons are put on notice of the fact that the Tenant under no circumstances shall have the power to subject the interest of the Landlord in the Premises to any mechanic's or materialman's lien or liens of any kind. All persons who hereafter, during the life of this Lease, may furnish work, services or materials to the Premises upon the request or order of the Tenant or any person claiming under, by or through the Tenant, must look wholly to the interest of the Tenant and not to that of the Landlord. Tenant covenants and agrees with Landlord that Tenant will not permit or suffer to be filed or claimed against the interest of the Landlord in the Premises during the continuance of this Lease any lien or liens of any kind by any person claiming under, by, through or against the Tenant; and if any such lien is claimed or filed, it shall be the duty of the Tenant, without regard to the validity of such lien, within sixty (60) days after the claim of lien or suit claiming a lien has been filed, to cause the Premises to be released from such claim, either through payment or through bonding with corporate surety or through deposit into court, pursuant to statute, of the necessary sums of money, or in any other way that will effect the release of the Landlord's interest in the Premises from such claim.

           6.3     Signage. Notwithstanding anything to the contrary set forth in this Lease, Tenant shall have the absolute right to install such signage on the Premises as Tenant may deem necessary or appropriate, subject to appropriate governmental approvals with which Tenant shall comply at its sole expense. Landlord agrees to fully cooperate with Tenant at Tenant's expense in filing any required signage application, permit and/or variance for said signage or with respect to the Premises generally.

SECTION 7
INSURANCE

           7.1     Types of Insurance. Tenant shall, at its own cost and expense, carry the following insurance in respect of the Premises and improvements:

                     (a)     Comprehensive public liability insurance in an amount not less than $1,000,000.00 combined bodily injury and property damage liability.

                     (b)     With respect to improvements (if any), insurance against loss or damage by all risks including fire and other risks covered by fire insurance with extended coverage endorsements in an amount of the full insurable replacement value of such improvements (exclusive of cost of excavation, foundation, and footings below the ground floor and without deduction for depreciation) and in amounts sufficient to prevent Landlord or Tenant from becoming a co-insurer under such policies of insurance.

           7.2     Provisions Applicable to All Insurance. With respect to all insurance required to be maintained hereunder by Tenant:

                     (a)     Each such policy shall name Landlord, Tenant and any mortgagee as insured as their interests appear and shall contain a Standard Mortgagee Clause reasonably satisfactory to Landlord.

                     (b)     Tenant shall, at Tenant's sole cost and expense, observe and comply with all policies of insurance in force with respect to the Premises and improvements.

                     (c)     Upon Landlord's request, Tenant shall send to Landlord certificates of insurance or receipts or other evidence satisfactory to Landlord showing the payments of all premiums and other charges due thereon.

           7.3     Landlord's Right to Obtain Insurance. If Tenant shall fail to maintain any such insurance required hereunder, Landlord may, at Landlord's election, after ten (10) days written notice to Tenant, procure the same and make demand for immediate payment thereof, adding the premium cost to the monthly installment of rental next due, it being hereby expressly covenanted and agreed that payment by Landlord of any such premium shall not be deemed to waive or release the obligation of Tenant to make payment thereof. Tenant's failure to either procure or maintain the insurance required hereunder or to reimburse Landlord, after thirty (30) days written notice from Landlord to Tenant, shall constitute a default by Tenant under this Lease.

           7.4     Use of Insurance Proceeds. Any insurance proceeds recovered by reason of damage to or destruction of improvements on the Premises shall be made available to Tenant and must be used to repair, restore or replace the improvements so damaged or destroyed with any excess proceeds made available to Tenant.

           7.5     Damage or Destruction. If the improvements on the Premises are damaged to the extent of fifty (50%) percent or more of their insurable value, Tenant may, in its sole discretion, elect (a) to repair or restore the improvements, (b) to construct new improvements or (c) to terminate this Lease (if such damage was not caused by Tenant) without liability to either party. If Tenant elects to repair or restore the improvements or construct new improvements, it shall do so promptly and shall receive no abatement of rent during such repair period, but in no event shall Tenant's repair, restoration or reconstruction take, nor shall the rent abatement period exceed, one hundred eighty (180) days. If Tenant elects to terminate this Lease, Tenant shall so notify Landlord within ninety (90) days after the damage occurs, whereupon Landlord shall be entitled to all proceeds of insurance and right of recovery against insurers covering such damage.

           7.6     Subrogation. Landlord and Tenant shall each obtain from their respective insurers under all policies of fire, theft, public liability, workers' compensation and other insurance maintained by either of them at any time during the Term hereof insuring or covering the Premises, a waiver of all rights of subrogation which the insurer of the party might otherwise have, if at all, against the other party.

SECTION 8
EMINENT DOMAIN

           If any portion of the Premises which materially affects Tenant's ability to continue to use the remainder thereof for the purposes set forth herein, or which renders the Premises untenantable, is taken by right of eminent domain or by condemnation, or is conveyed in lieu of any such taking, then this Lease may be terminated at the option of Tenant. Such option shall be exercised by Tenant giving notice to Landlord of such termination within thirty (30) days after such taking or conveyance, whereupon this Lease shall forthwith terminate and the Rent shall be duly apportioned as of the date of such taking or conveyance. Upon such termination, Tenant shall surrender to Landlord the Premises and all of Tenant's interest therein under this Lease, and Landlord may re-enter and take possession of the Premises or remove Tenant therefrom. If any portion of the Premises is taken which does not materially affect Tenant's right to use the remainder of the Premises for the purposes set forth herein, this Lease shall continue in full force and effect, and Landlord shall promptly perform any repair or restoration work required to restore the Premises, insofar as possible, to its former condition, and the rental owing hereunder shall be adjusted, if necessary, in such just manner and proportion as the part so taken (and its effect on Tenant's ability to use the remainder of the Premises) bears to the whole. In the event of taking or conveyance as described herein, Landlord shall receive the award or consideration for the lands and improvements so taken; provided, however, that Landlord shall have no interest in any award made for Tenant's loss of business or value of its leasehold interest or for the taking of Tenant's fixtures or property, or for Tenant's relocation expenses. Landlord and Tenant shall cooperate with one another in making claims for condemnation awards.

SECTION 9
ASSIGNMENT AND SUBLETTING; ATTORNMENT; TENANT FINANCING

           9.1     Assignment by Landlord. At any time, Landlord may sell its interest in the Premises or assign this Lease or Landlord's reversion hereunder, either absolutely or as security for a loan, without the necessity of obtaining Tenant's consent or permission, but any such sale or assignment shall be at all times subject to this Lease and the rights of Tenant hereunder.

           9.2     Assignment and Subletting by Tenant. Tenant shall have the right to assign, sublet or otherwise transfer its interest in this Lease and its rights hereunder to any entity or person with Landlord's prior written consent, which shall not be unreasonably withheld, conditioned or delayed. Notwithstanding the foregoing, Tenant may assign, sublet or otherwise transfer its interest in this Lease without Landlord's consent, written or otherwise, to any (i) parent, subsidiary or affiliate of Tenant, or to a corporation or other business entity with which Tenant may merge, amalgamate or consolidate, or (ii) entity in which the Premises is intended to be leased back by such entity to Tenant or any parent, subsidiary or affiliate of Tenant, or to a corporation or other business entity with which Tenant may merge, amalgamate or consolidate. Notwithstanding any assignment of the Lease pursuant to the preceding two (2) sentences Tenant shall not be released for liability hereunder so long as the Lease is not modified or amended in any respect without the prior written approval of Tenant. This Lease contains no provision restricting, purporting to restrict or referring in any manner to a change in control or change in stockholders, directors, management or organization of Tenant, or any subsidiary, affiliate or parent of Tenant or, to the issuance, sale, purchase, public offering, disposition or recapitalization of the capital stock of Tenant, or any subsidiary, affiliate or parent of Tenant.

           9.3     Attornment. Any assignee of Landlord or Tenant hereby agrees to attorn to the Tenant or Landlord, respectively, as the case may be.

           9.4     Tenant Financing. Tenant shall have the absolute right from time to time during the Term hereof and without Landlord's further approval, written or otherwise, to grant and assign a mortgage or other security interest in Tenant's interest in this Lease and all of Tenant's property located on or used in connection with the Premises to Tenant's lenders in connection with Tenant's financing arrangements provided that no such mortgage or other security interest shall in any respect prevent the Landlord from pursuing each of its rights and remedies under this Lease. Landlord agrees to execute such confirmation certificates and other documents (except amendments to this Lease unless Landlord hereafter consents) as Tenant's lenders may reasonably request in connection with any such financing.

SECTION 10
DEFAULT AND REMEDIES

           10.1     Events of Default. If:

                     (a)     Tenant shall default in the due and punctual payment of the Rent, insurance premiums, impositions or any other amounts or rents due under this Lease or any part thereof, and such default shall continue for twenty (20) days after notice thereof in writing to Tenant; or

                     (b)     Tenant shall default in the performance or in compliance with any of the other covenants, agreements or conditions contained in this Lease and such default shall not be cured within thirty (30) days after notice thereof in writing from Landlord to Tenant; or

                     (c)     Tenant shall file a petition in voluntary bankruptcy or under Chapter 7 or 11 of the United States Bankruptcy Code or any similar law, state or federal, whether now or hereafter existing, or an answer admitting insolvency or inability to pay its debts, or fail to obtain a vacation or stay of involuntary proceedings within ninety (90) days after the involuntary petition is filed; or

                     (d)     Tenant shall be adjudicated a bankrupt, or a trustee or receiver shall be appointed for Tenant or for all of its property or the major part thereof in any involuntary proceedings, or any court shall have taken jurisdiction of the property of Tenant or the majority part thereof in any involuntary proceeding for reorganization, dissolution, liquidation or winding up of Tenant, and such trustee or receiver shall not be discharged or such jurisdiction relinquished or vacated or stayed on appeal or otherwise within ninety (90) days;

                     (e)     Tenant shall make an assignment for the benefit of its creditors;

                     (f)     the unauthorized assignment or subletting of all or any portion of the Premises; or

                     (g)     the occurrence of uninsured material damage to the Premises due to the negligence, carelessness or willful misconduct of Tenant or a person within tenant's control.

then and in any such event referred to in clauses (a), (b), (c), (d) or (e) above Landlord shall have the remedies with respect to the Premises as set forth below.

           10.2     Landlord's Remedies Upon Default. Upon the occurrence of an Event of Default by Tenant, then Landlord shall be entitled to the following remedies:

                     (a)     Terminate this Lease by giving written notice of termination to Tenant, in which event Tenant shall immediately surrender the Premises to Landlord. If Tenant fails to so surrender the Premises, then Landlord may, without prejudice to any other remedy it has for possession of the Premises or arrearages in rent or other damages, re-enter and take possession of the Premises without trespass and expel or remove Tenant and any other person occupying the Premises or any part thereof, in accordance with applicable law; or

                     (b)     Landlord may re-enter and take possession of the Premises without terminating the Lease in accordance with applicable law, and relet the Premises and apply the Rent received to the account of Tenant. In the event Landlord so re-enters and takes possession of the Premises as set forth above, Landlord agrees to use reasonable efforts to relet the Premises for a commercially reasonable rate at the time of such reletting. No reletting by Landlord is considered to be for Landlord's own account unless Landlord has notified Tenant in writing that this Lease has been terminated. In addition, no such reletting is to be considered an acceptance of Tenant's surrender of the Premises unless Landlord so notifies Tenant in writing.

           Notwithstanding anything to the contrary set forth herein, in no event shall Landlord have the right to accelerate the Rent and other amounts payable hereunder except as otherwise provided herein. In the event that Tenant shall be in default in the payment of Rent for ninety (90) consecutive days, Landlord shall have the right to accelerate the Rent remaining during the then existing Term (less any amounts received by Landlord in mitigation thereof), which sum shall be discounted to present value utilizing the United States Treasury Bill rate (at the date of such acceleration) having a maturity comparable to the remaining Term of the Lease to the nearest full calendar year.

           10.3     Mitigation of Damages. In the event that a right of action by Landlord against Tenant arises under this Lease, Landlord shall attempt to mitigate damages by using commercially reasonable efforts to seek to relet the Premises.

           10.4     Landlord's Default. The failure of Landlord to perform any covenant, condition, agreement or provision contained herein within thirty (30) days after receipt by Landlord of written notice of such failure shall constitute an "Event of Default" hereunder. Upon the occurrence and continuance of an Event of Default, Tenant may, at its option and without any obligation to do so, other than those obligation created in this document, elect any one or more of the following remedies:

                     (a)     Terminate and cancel this Lease; or

                     (b)     Cure such Event of Default and recover the costs thereof by an action at law or by set off against the Rent due hereunder; or

                     (c)     Pursue any other remedy now or hereafter available at law or in equity in the state in which the Premises are situated.

SECTION 11
OTHER PROVISIONS

           11.1     Remedies to Be Cumulative. No remedy conferred upon or reserved to Landlord or Tenant shall be considered exclusive of any other remedy, but the same shall be cumulative and shall be in addition to every other remedy given under this Lease or now or hereafter existing at common law or by statute. Every power and remedy given Landlord or Tenant may be exercised from time to time and as often as occasion may arise or may be deemed expedient.

           11.2     Notices. All notices, requests, demands or other communications which may be or are required or permitted to be served or given hereunder (in this Section collectively called "Notices") shall be in writing and shall be sent by registered or certified mail, return receipt requested, postage prepaid, or by a nationally recognized overnight delivery service to Tenant or to Landlord at the address set forth below. Either party may, by Notice given as aforesaid, change its address for all subsequent Notices. Notices shall be deemed given when received in accordance herewith.

If to Landlord:	17 Manchester Road Candia, NH 30304

with a copy to:	_____________________ _____________________ _____________________

If to Tenant:	c/o NATIONSRENT OF NEW HAMPSHIRE, INC. 450 East Las Olas Boulevard, Suite 1400 Ft. Lauderdale FL 33301 Attn: Gene Ostrow

with a copy to:	Akerman, Senterfitt & Eidson, P.A. One S.E. Third Avenue, Suite 2800 Miami, FL 33131 Attn: Richard M. Bezold, Esq.

           11.3     No Broker. Landlord and Tenant each warrant to the other that no broker or agent has been employed with respect to this Lease and each agrees to indemnify and hold the other harmless from any claims by any broker or agent claiming compensation in respect of this Lease alleging an agreement by Landlord or Tenant, as the case may be.

           11.4     Waiver of Jury Trial. Landlord and Tenant waive trial by jury in any action or proceeding brought by either of the parties hereto against the other or on any counterclaim in respect thereof on any matters whatsoever arising out of or in any way connected with the Lease, the relationship of Landlord and Tenant, Tenant's use or occupancy of the Premises and/or any claim of injury or damage under this Lease.

           11.5     No Partnership. Landlord shall not be construed or held to be a partner or associate of Tenant in the conduct of Tenant's business, it being expressly understood and agreed that the relationship between the parties hereto is and shall at all times remain, during the lease term, that of Landlord and Tenant.

           11.6     Non-Waiver. No failure by Landlord or Tenant to insist upon the performance of any covenant, agreement, provision or condition of this Lease or to exercise any right or remedy, consequent upon a default hereunder, and no acceptance of full or partial rent during the continuance of any such default, shall constitute a waiver of any such default or of such covenant, agreement, provision, or condition. No waiver of any default shall affect or alter this Lease, but each and every covenant, agreement, provision and condition of this Lease shall continue in full force and effect with respect to any other then existing or subsequent default hereunder.

           11.7     Gender and Number. Words of any gender used in this Lease shall be held to include another gender and words in the singular number shall be held to include the plural and words in the plural shall be held to include the singular, when the sense requires.

           11.8     Captions. The captions, titles and article, section or paragraph headings are inserted only for convenience and they are in no way to be construed as a part of this Lease or as a limitation on the scope of the particular provisions to which they refer.

           11.9     Governing Law. This Lease is made pursuant to, and shall be governed by, and construed in accordance with, the laws of the State in which the Premises are located.

           11.10     Successors and Assigns. The covenants, conditions and agreements in this Lease shall bind and inure to the benefit of Landlord and Tenant and, except as otherwise provided in this Lease, their respective heirs, devisees, executors, administrators, legal representatives, distributees, successors and assigns.

           11.11     Amendment. Any agreement hereafter made shall be ineffective to change, modify or discharge this Lease in whole or in part unless such agreement is in writing and signed by the party against whom enforcement of the change, modification or discharge is sought.

           11.12     Short Form Lease. The parties agree to execute a short form Memorandum of Lease in the form of Exhibit "B" attached hereto for recording containing the names of the parties, a description of the Premises, the Term of the Lease and such other provisions as the parties may deem appropriate.

           11.13     Lien. Landlord hereby waives any statutory or common law rights it may have granting Landlord a lien or the right to foreclose on any property of Tenant, including without limitation, any of Tenant's personal property and/or the tenant improvements installed in the Premises by Tenant.

           11.14     Representations and Warranties. Notwithstanding anything in this Lease to the contrary, Landlord represents and warrants to Tenant that no mortgages, deeds of trusts or liens or encumbrances of any nature presently encumber Landlord's title to the Premises except as set forth on Exhibit "C' attached hereto and incorporated herein by this reference; that none of said encumbrances shall prohibit or impede the use of the Premises as contemplated herein or create any financial obligation on the part of Tenant except as expressly set forth herein; that Landlord has the full right, power and authority to enter into this Lease and make the agreements contained herein on its part to be performed; that the execution, delivery and performance of this Lease has been duly authorized by Landlord; that the Lease constitutes the valid and binding obligation of Landlord, enforceable in accordance with its terms subject to applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforceability of creditors rights generally and the application of equitable principles affecting the availability of remedies in the nature of specific enforcement; that the making of this Lease and the performance thereof will not violate any present zoning laws or ordinances or the terns or provisions of any mortgage, lease or other agreement to which Landlord is a party or under which Landlord is otherwise bound, or which restricts Landlord in any way with respect to the use or disposition of the Premises; that Landlord has no knowledge of any pending zoning changes affecting the Premises; that the Premises are presently in compliance with any and all applicable laws, including without limitation any laws pertaining to Hazardous Materials (defined below) and Environmental Laws (defined below) and the Americans With Disabilities Act of 1990; that the Premises will be kept in compliance by Landlord, at its cost, with all applicable laws and regulations enacted from and after the date of this Lease except when compliance is required solely as a result of Tenant's use of the Premises; that the Premises are presently zoned so as to permit the operation of the Premises as contemplated in this Lease; that the Premises are free from defects, have been maintained in accordance with normal industry practice and are in good operating condition and repair and are suitable for the purposes for which they are presently used; and that the Premises presently include full legal access to one or more dedicated public rights-of-way.

           11.15     Subordination and Attornment. This Lease shall be subordinate to any mortgage or deed of trust (now or hereafter placed upon the Premises), and to any and all advances made under any mortgage or deed of trust and to all renewals, modifications, consolidations, replacements and extensions thereof. Tenant agrees to execute such documents as may be further required to evidence such subordination or to make this Lease prior to the lien of any mortgage or deed of trust, as the case may be, subject to the following sentence. Notwithstanding the foregoing, Tenant shall only be obligated to subordinate its leasehold interest to any mortgage, deed of trust, or ground lease now or hereafter placed upon the Premises if the holder of such mortgage or deed of trust or the Landlord under such ground lease delivers to Tenant a non-disturbance agreement substantially in accordance with the form attached hereto as Exhibit "E" (the "Non-Disturbance Agreement"). Upon the mutual execution of this Lease, Landlord shall deliver to Tenant a Non-Disturbance Agreement executed by Landlord and any present lender having a deed of trust or mortgage on the Premises.

           11.16     Hazardous Materials. Tenant shall not do anything throughout the Term of this Lease and any extension thereof that will violate any Environmental Laws (defined below). Tenant shall indemnify, defend and hold harmless Landlord, its directors, officers, employees, and agents and assignees or successors to Landlord's interest in the Premises, their directors, officers, employees, and agents from and against any and all losses, claims, suits, damages, judgments, penalties and liability including, without limitation, (i) all out-of-pocket litigation costs and reasonable attorneys' fees, (ii) all damages (including consequential damages), directly or indirectly arising out of the presence, use, generation, storage, release or threatened release or disposal of Hazardous Materials on, under or in the Premises after the Lease Commencement Date by or due to the actions or omissions of Tenant, its agents, contractors and invitees and (iii) the cost of and the obligation to perform any required or necessary repair, clean-up, investigation, removal, remediation or abatement, and the preparation of any closure or other required plans, whether such action is required or necessary following the commencement of the initial lease term, to the full extent that such action is attributable, directly or indirectly, to the presence, use, generation, storage, release, threatened release or disposal of Hazardous Materials on, under or in the Premises due to the acts or omissions of Tenant, its agents, contractors and invitees. This indemnification obligation of Tenant does not extend to any repair, clean-up, investigation, removal, remediation or abatement of Hazardous Materials (i) which were present on, under or in the Premises before or on the Lease Commencement Date or (ii) for which Landlord is otherwise obligated to indemnify Tenant pursuant to this Paragraph 11.16.

           Landlord shall indemnify, defend and hold harmless Tenant, its directors, officers, employees, and agents, and any assignees, subtenants or successors to Tenant's interest in the Premises, their directors, officers, employees, and agents, from and against any and all losses, claims, suits, damages, judgments, penalties, and liability including, without limitation, all (i) out-of-pocket litigation costs and reasonable attorneys' fees, (ii) all damages (including consequential damages), directly or indirectly arising out of the presence, use, generation, storage, release, threatened release or disposal of Hazardous Materials on, under or in the Premises before or after the Lease Commencement Date by or due to the actions or omissions of Landlord and (iii) the cost of and the obligation to perform any required or necessary repair, clean-up, investigation, removal, remediation or abatement and the preparation of any closure or other required plans, whether such action is required or necessary prior to or following the commencement of the initial lease term, to the full extent that such action is attributable, directly or indirectly, to the presence, use, generation, storage, release, threatened release, or disposal of Hazardous Materials on, under or in the Premises due to the actions or omissions of Landlord.

           For the purpose of this Paragraph 11.16, Hazardous Materials shall include but not be limited to substances defined as "hazardous substances," "hazardous materials," or "toxic substances" in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. Section 9601, et seq.; the Hazardous Materials Transportation Act, 49 U.S.C. Section 1801, et seq.; the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901, et seq.; judicial decisions; and any and all state, local or federal laws, rules, regulations and orders pertaining to environmental, public health or welfare matters, as the same may be amended or supplemented from time to time (collectively, the "Environmental Laws"). Any terms mentioned in this Lease which are defined in any applicable Environmental Laws shall have the meanings ascribed to such terms in such laws, provided, however, that if any such laws are amended so as to broaden any term defined therein, such broader meaning shall apply subsequent to the effective date of such amendment.

           In the event any clean-up, investigation, removal, remediation, abatement, or other similar action on, in or under the Premises is required by any governmental or quasi-governmental agency as a result of the actions or omissions of any party other than Tenant or its agents, contractors or invitees before the Lease Commencement Date or as a result of the actions or omissions of Landlord after the Lease Commencement Date and such action requires that Tenant be closed for business for greater than a twenty four (24) hour period, or if access to the Premises as a result of such action is materially adversely affected for a period in excess of twenty four (24) hours, then Tenant's rental and other payment obligations under this Lease shall be abated entirely during the period beyond the twenty four (24) hours that Tenant is required to be closed for business or abated in proportion to the amount of lost business suffered by Tenant if access to the Premises is impaired.

           The provisions of this Paragraph 11.16 shall survive the expiration or sooner termination of this Lease.

           11.17     Permitted Operations. In the event Tenant reasonably determines at any time that (a) applicable governmental regulations prohibit the use of the Premises for the operation of a commercial vehicle hauling, transport and storage facility and any related uses including, but not limited to, general office, equipment storage and maintenance, or (b) Tenant's access, visibility or parking has been adversely affected, Tenant shall have the right, but not the obligation, to terminate this Lease upon thirty (30) days written notice to Landlord and have no further liability upon payment to Landlord of all rent prorated through the date of termination. Notwithstanding above, if Landlord has commenced to cure either of the above defaults within thirty (30) days after Tenants notice of termination and is diligently pursuing the same and concludes such cure not later than ninety (90) days after Tenant's Notice of Termination, then in such event Tenants Notice of Termination shall be deemed null and void.

           11.18     Attorney's Fees. In the event that at any time during the Term of this Lease either Landlord or Tenant shall institute any action or proceeding against the other relating to the provisions of this Lease, or any default hereunder, the unsuccessful party in such action or proceeding agrees to reimburse the successful party for the reasonable expenses of attorney's fees and paralegal fees and disbursements incurred therein by the successful party. Such reimbursement shall include all legal expenses incurred prior to trial, at trial and at all levels of appeal and post judgment proceedings.

           11.19     Counterparts. This Lease may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one and the same instrument. A telecopy signature of any party shall be considered to have the same binding legal effect as an original signature.

SECTION 12
TENANT'S OPTION TO PURCHASE

           Tenant shall have the right to purchase the Premises at any time after the fifth (5) lease year upon giving notice in writing to Landlord and Fee Owners (hereinafter defined) (the "Purchase Notice") at least ninety (90) days prior to the expiration of the original Term or any Extension Term hereof of Tenant's intention to purchase the Premises. If Tenant exercises this Option to Purchase, then Tenant shall purchase and Landlord and Fee Owners shall sell the Premises upon the terms and conditions set forth on the Terms for Sale and Purchase attached hereto as Exhibit "D" (the "Purchase Terms"). Upon the closing of title pursuant to the above-mentioned Purchase Terms, this Lease shall terminate and end. The purchase price for the Premises ("Purchase Price") shall be determined by agreement of the Landlord, Tenant and Fee Owners, or, if the Landlord, Tenant and Fee Owners fail to reach an agreement within fifteen (15) days of the Tenant's Purchase Notice, then by the procedure set forth on the Purchase Terms. The option to purchase shall expire without notice upon the final termination of this Lease unless the option was exercised prior to such termination, provided that this option to purchase shall continue after any amendment, continuation, or reinstatement of this Lease.

SECTION 13
RIGHT OF FIRST REFUSAL

           If during the Term or any Extension Term of this Lease, Landlord or Fee Owners (hereinafter defined) shall have received a bona fide arm's length offer to purchase the Premises which is acceptable to Landlord and/or Fee Owners (the "Offer") from any third party (the "Transferee"), Landlord and Fee Owners shall send a notice (herein referred to as the "Transfer Notice") to Tenant. The Transfer Notice shall set forth the exact terms of the Offer so received, together with a copy of the Offer, and shall state the desire of Landlord to sell the Premises on such terms and conditions. Thereafter, Tenant shall have the right and option to purchase the Premises at the price and upon the terms and conditions specified in the Offer.

           If Tenant desires to exercise its option, it shall give notice (the "Counter Notice") to that effect to Landlord and Fee Owners within twenty (20) days after receipt of the Transfer Notice. Such Counter Notice shall be accompanied by a letter acknowledging Tenant's agreement to be bound by the terms and conditions of the Offer. Such Counter Notice shall set forth a date not later than sixty (60) days from the service of the Counter Notice on which the closing shall be held. The Tenant's failure to give a timely Counter Notice (or notice of its refusal to purchase) shall be deemed a waiver of its option to purchase the Premises pursuant to the Offer, but shall not be deemed a waiver of its option to purchase the Premises pursuant to any modification to the Offer or any future offers. Tenant's rights under this Section 13 are assignable to any person or entity which is or would be a permitted assignee pursuant to Section 9 hereof. Tenant's failure to, or its election not to, exercise its right of first refusal hereunder shall not affect the continued enforceability of the option to purchase provided in Section 12 hereof.

[Signature Pages Follow]

IN WITNESS WHEREOF, on the day and year first above written, Landlord and Tenant have duly executed this Lease under seal as their free act and deed.

Signed, Sealed and Delivered In the Presence of: PRINT NAME OF WITNESS BELOW Richard C. Hart PRINT NAME OF WITNESS BELOW Colleen Yergeau	LANDLORD: JIM JOY HOLDINGS, LLC a New Hampshire limited liability company By: Print Name: Francis P. Rich, Jr. Title: President

[ACKNOWLEDGMENT OF LANDLORD]

STATE OF NEW HAMPSHIRE COUNTY OF ROCKINGHAM	) )ss )

           The foregoing instrument was acknowledged before me this 10th day of December, 1998 by Francis P. Rich, Jr. as President of JIM JOY HOLDINGS, LLC, a New Hampshire limited liability company, on behalf of the company. He/she is personally known to me or has produced a            driver's license or            (type of identification) as identification.

NOTARY PUBLIC Print Name: Kevin Cate Commission No.: My Commission Expires:

Signed, Sealed and Delivered In the Presence of: PRINT NAME OF WITNESS BELOW Drake M. Batchelder PRINT NAME OF WITNESS BELOW Jeffrey B. Kahn	TENANT: NATIONSRENT OF NEW HAMPSHIRE, INC., a Delaware Corporation By: Print Name: Fred Whaley Title: Vice President [CORPORATE SEAL]

[ACKNOWLEDGMENT OF TENANT]

STATE OF FLORIDA COUNTY OF BROWARD	) )ss: )

           The foregoing instrument was acknowledged before me this 14th day of December, 1998 by Fred Whaley as Vice President of NATIONSRENT OF NEW HAMPSHIRE, INC., Delaware corporation, on behalf of the corporation. He is personally known to me or has produced a            driver's license or            (type of identification) as identification.

NOTARY PUBLIC Print Name: Jeffrey B. Kahn Commission No.: My Commission Expires: [NOTARIAL SEAL]

CONSENT OF OWNER

           FRANCIS P. RICH, JR. and JUNE A. RICH, as the owners of the fee simple title to the Premises ("Fee Owners"), hereby consent to Landlord entering into the Lease.

           Fee Owners have entered into a lease with Landlord for the demise of the Premises dated __________, 1998 (the "Prime Lease"). Fee Owners, upon serving upon Landlord any notice of default pursuant to the provisions of the Prime Lease, or any other notice or demand under the provisions of or with respect to the Prime Lease, shall also serve a copy of such notice upon Tenant and no notice or demand by Fee Owners to Landlord under the Prime Lease shall be deemed to have been duly given unless and until a copy thereof has been so served upon Tenant. Copies of notices shall be served by Fee Owners upon Tenant in accordance with the notice provisions contained in this Lease.

           Tenant shall have the right to perform any term, covenant, condition or agreement of the Prime Lease on Landlord's part to be performed, and Fee Owners shall accept such by Tenant with the same force and effect as if furnished by Landlord.

           Fee Owners shall not terminate the Prime Lease pursuant to the provisions thereof until the expiration of forty-five (45) days after Fee Owners have given notice to Tenant of the existence of any matter or matters giving rise to a right on the part of Fee Owners to terminate the Prime Lease and notice of termination given prior to the expiration of the applicable time period, shall have no force or effect. Fee Owners and Tenant agree that Tenant shall have the right (but shall not be obligated) in said forty-five (45) day period to cure or proceed diligently to cure such default.

           Fee Owners acknowledge, recognize and agree to be bound by Tenant's Option to Purchase and Right of First Refusal contained in Sections 12 and 13 respectively of this Lease as if they were landlord under this Lease.

PRINT NAME OF WITNESS BELOW PRINT NAME OF WITNESS BELOW	FRANCIS P. RICH, JR. JUNE A. RICH

PRINT NAME OF WITNESS BELOW PRINT NAME OF WITNESS BELOW	JUNE A. RICH

Exhibit A

          A certain lot or parcel of land. situated on Hammond Street in Bangor, County of Penobscot, State of Maine, bounded and described as follows:

           Being Lot #W22, Target Industrial Circle according to a plan of lots recorded in Penobscot Registry of Deeds, Map File 524, said lot measuring 200.01 feet on its generally Northeasterly line on Hammond Street; 426.13 feet on its Northwesterly line; 183.32 feet on its Southwesterly line; and 425.8 feet on its Southeasterly line, all according to said Plan.

           Subject to the following restrictions:

1.     No further subdivision of the property shall be permitted by Grantee, its successors or assigns.

2.     Building set back from public ways must be at least fifty feet or such greater distance as the City of Bangor Zoning Ordinance may provide.

3.     Fronts of lots must be graded, loamed and seeded and fronts of buildings landscaped.

4.     All outside storage areas must be screened by fences or other means from view from public ways.

5.     City of Bangor Zoning Ordinances and Building Codes.

6.     All easements of records for roads, ways, drainage and public utilities.

EXHIBIT "B"

PREPARED BY AND RETURN TO:

RICHARD M. BEZOLD, ESQ.
Akerman, Senterfitt & Eidson, P.A.
One S.E. Third Avenue, 28th Floor
Miami, Florida 33131

SPACE ABOVE THIS LINE FOR
RECORDER'S USE

MEMORANDUM OF LEASE

          This is a Memorandum of Lease by and between JIM JOY HOLDINGS, LLC, a New Hampshire limited liability company, hereinafter called Landlord, and NATIONSRENT OF NEW HAMPSHIRE, INC., a Delaware corporation, hereinafter called Tenant. Landlord has granted Tenant a lease which includes, among others, the following provisions:

1. 2. 3. 4. 5. 6. 7.	Date of Lease: _____________, 1998.

Description of leased Premises: See Exhibit "A" attached hereto.

Lease Commencement Date:  _____________, 1998.

Term: Ten (10) Years.

Renewal Option(s): two (2) five (5) year renewal options.

The Lease contains a right of first refusal and an option to purchase both in favor of the Tenant.

The Lease contains the following provision:

Liens. All persons are put on notice of the fact that the Tenant under no circumstances shall have the power to subject the interest of the Landlord in the Premises to any mechanic's or materialman's lien or liens of any kind. All persons who hereafter, during the life of this Lease, may furnish work, services or materials to the Premises upon the request or order of the Tenant or any person claiming under, by or through the Tenant, must look wholly to the interest of the Tenant and not to that of the Landlord. Tenant covenants and agrees with Landlord that Tenant will not permit or suffer to be filed or claimed against the interest of the Landlord in the Premises during the continuance of this Lease, any lien or liens of any kind by any person claiming under, by, through or against the Tenant; and if any such lien is claimed or filed, it shall be the duty of the Tenant, within sixty (60) days after the claim of lien or suit claiming a lien has been filed, to cause the Premises to be released from such claim, either through payment or through bonding with corporate surety or through the deposit into court, pursuant to statute, of the necessary sums of money, or in any other way that will effect the release of the Landlord's interest in the Premises from such claim.

          The purpose of this Memorandum of Lease is to give record notice of the Lease and of the rights created thereby, all of which are hereby confirmed.

     IN WITNESS WHEREOF the parties have executed this Memorandum of Lease as of the dates set forth in their respective acknowledgments.

Witnesses:

Print Name:_____________________

Print Name:_____________________

Witnesses:

______________________________

Print Name:_____________________

______________________________
Print Name:_____________________	LANDLORD:

JIM JOY HOLDINGS, LLC.
a New Hampshire limited liability company

By:_______________________________
Name:_____________________________
Title:______________________________

TENANT:

NATIONSRENT OF NEW HAMPSHIRE, INC.,
a Delaware corporation

By:_______________________________
Name:_____________________________
Title:______________________________

STATE OF ________________________)
                                 )ss:
COUNTY OF _______________________)

           The foregoing instrument was acknowledged before me this _____ day of __________ 1998, by _______________ as _______________ of JIM JOY HOLDINGS, LLC, a New Hampshire limited liability company, on behalf of the company. He/she is personally known to me or has produced a _______________ driver's license or _______________ as identification.

___________________________________ NOTARY PUBLIC Print Name __________________________ Commission No. ______________________ My Commission Expires: [NOTARIAL SEAL]

STATE OF ________________________)
                                 )ss:
COUNTY OF _______________________)

           The foregoing instrument was acknowledged before me this _____ day of __________ 1998, by _______________ as _______________ of NATIONSRENT OF NEW HAMPSHIRE, INC., a Delaware corporation, on behalf of the corporation. He/she is personally known to me or has produced a _______________ driver's license or _______________ as identification.

___________________________________ NOTARY PUBLIC Print Name __________________________ Commission No. ______________________ My Commission Expires: [NOTARIAL SEAL]

EXHIBIT "C"

           1.     No further subdivision of the property shall be permitted by Grantee, its successors or assigns.

           2.     Building set back from public ways must be at least fifty feet or such greater distance as the City of Bangor Zoning Ordinance may provide.

           3.     Fronts of lots must be grated, loamed and seeded and fronts of buildings landscaped.

           4.     All outside storage areas must be screened by fences or other means from view from public ways.

           5.     City of Bangor Zoning Ordinances and Building Codes.

           6.     All easements of records for roads, ways, drainage and public utilities.

EXHIBIT "D"
TERMS FOR PURCHASE AND SALE

          If Tenant exercises the Option to Purchase contained in Section-12 of the Lease, the closing; of the transfer of the Premises shall be controlled by the following provisions. Capitalized terms not defined herein shall have the meaning given them in the Lease to which this Exhibit is attached.

l.	PROPERTY DESCRIPTION: (a) Premises: the property described on Exhibit "A" to the Lease. (b) Personal Property: ("None" if blank).

2.	PURCHASE PRICE: Landlord and Tenant agree to act reasonably and in good faith to negotiate a Purchase Price for the Premises that will be equal to the then current fair market value of the Premises. In the event the parties are unable to reach an agreement with respect to the Purchase Price within fifteen (15) days of the Purchase Notice provided under Section 13 of the Lease between Landlord and Tenant, then either party may notify the other of its intent to have the Purchase. Price determined by appraisal. Such notice must identify the appraiser retained to make such determination, which appraiser must be engaged full time as a real estate appraiser and must be a member of the American Institute of Real Estate Appraisers. A copy of such appraiser's report indicating the appraised fair market value of the Premises shall be delivered, upon receipt, to the other party. Such other party shall then have thirty (30) days to retain a second appraiser to make a separate determination and to submit a separate report indicating the fair market value of the Premises. Such second appraiser must also be engaged full time as a real estate appraiser and must also be a member of the American Institute of Real Estate Appraisers. A copy of such second appraiser's report shall be delivered, upon receipt, to the other party. If the appraised fair market value of the Premises according to such two (2) appraisal reports vary by twenty five (25%) percent or less, then the fair market values indicated in the two (2) reports shall be averaged and the value thus obtained, shall, for all purposes, conclusively fix and be the Purchase Price. If such values vary by more than twenty five (25%) percent then such two (2) appraisers shall select a third appraiser, similarly qualified, who shall determine the fair market value of the Premises, such determination to be conclusive on the parties. If the two (2) appraisers fail to appoint such third appraiser within thirty (30) days after delivery of the second appraiser's report, the third appraiser shall be appointed by the presiding judge of the state court of general jurisdiction for the county in which the Premises are located, and such third appraiser shall then individually determine the fair market value of the Premises, such determination to be binding upon each of the parties. It is expressly agreed that the determination of the fair market value of the Premises by a third appraiser (whether appointed by the prior two (2) appraisers or such presiding judge) shall be a value that must be between the values determined by the results of the prior two (2) appraisers, and the submission of the dispute to such third appraiser shall so provide. It is further expressly acknowledged, understood and agreed that such appraisals shall determine the actual fair market value of the Premises for the purposes of determining the Purchase Price to be paid under the Option to Purchase. The Appraisers should not consider the existence of the Lease, or the options to extend the Term or to purchase the Premises in arriving at the fair market value of the Premises. The fair market value of the Premises as determined by the above procedure shall be the Purchase Price for the Premises. Each party shall pay all, costs. fees and expenses of the appraiser appointed by it, and fifty (50%) percent of the costs, fees and expenses of the third appraiser, if any. The Closing Date of the sale and purchase shall be extended as necessary to complete the procedure set forth above, and if extended, the Closing shall occur fifteen (15) days after the Purchase Price is finally determined. Notwithstanding any provision of this Exhibit D to the contrary, the parties hereto agree that the fair market value shall not be less than the sum of (a) the purchase price paid by the Landlord for the Premises prior to the commencement of the term of the Lease and (b) the unreimbursed costs and expenses of improvements to the Premises incurred by Landlord.

3.	EFFECTIVE DATE: The date of Contract ("Effective Date") will be the date when the Tenant has delivered a Purchase Notice to the Landlord.

4.	PAYMENT OF PURCHASE PRICE: The Purchase Price, subject to applicable adjustments and prorations, shall be paid to Landlord on the Closing Date by certified or cashier's check or by wire transfer.

5.	CLOSING DATE: This transaction shall be closed and the deed and other closing papers delivered on the sixtieth (60) day after the Effective Date unless modified by other provisions of these Terms for Purchase and Sale (these "Purchase Terms")

6.	RESTRICTIONS; EASEMENTS; LIMITATIONS: Tenant shall take title subject to: comprehensive land use plans, zoning, restrictions, prohibitions and other requirements imposed by governmental authority; restrictions and matters appearing on the plat or otherwise common to the subdivision; public utility easements of record servicing the Premises; taxes for year of closing and subsequent years; assumed mortgages identified in the Purchase Notice, if any; provided that there exists at closing no violation of the foregoing and none prevents use of the Premises for purposes identified in Section 11.17 of the Lease.

7.	OCCUPANCY: Landlord warrants that there are no parties in occupancy other than Tenant and any party claiming under Tenant and Landlord shall deliver sole occupancy of the Premises to Tenant at time of closing, except for any parties in possession under agreements with Tenant.

8.	ASSIGNABILITY: Tenant may assign its rights under this agreement to the same extent and in the same manner as provided in Section 9 of the Lease.

9.	EVIDENCE OF TITLE: Within twenty (20) days of receipt of a Purchase Notice, Landlord shall deliver to Tenant a copy of Landlord's existing owner's title insurance policy and all endorsements thereto. Within thirty (30) days after the Purchase Notice, Tenant at Tenant's expense shall obtain a title insurance commitment (with legible copies of instruments listed as exceptions attached thereto) issued by a title insurer licensed in the state where the Premises is located agreeing to issue Tenant, upon recording of the deed to Tenant, an owner's policy of title insurance in the amount of the Purchase Price, insuring Tenant's title to the Premises, subject only to liens, encumbrances, exceptions or qualifications provided in these Purchase Terms and those to be discharged by Landlord at or before closing. Landlord shall convey marketable title subject only to liens, encumbrances, exceptions or qualifications provided in these Purchase Terms. Marketable title shall be determined according to applicable law. Tenant shall have thirty (30) days from date of receiving evidence of title to examine it. If title is found defective, Tenant shall within three (3) days thereafter, notify Landlord in writing specifying defect(s). If the defect(s) render title unmarketable, Landlord will have thirty (30) days from receipt of notice to remove the defects. Falling which Tenant shall, within five (5) days after expiration of the thirty (30) day period, deliver written notice to Landlord either: (1) extending the time for a reasonable period not to exceed one hundred twenty (120) days within which Landlord shall use diligent effort to remove the defects; or (2) terminating Tenant's exercise of the Option to Purchase the Premises. If Tenant fails to so notify Landlord, Tenant shall be deemed to have accepted the title as it then is. Landlord shall, if title is found unmarketable, use diligent effort to correct defect(s) in the title within the time provided therefor. If Landlord is unable to timely correct the defects, Tenant shall either waive the defects or terminate the exercise of the Option to Purchase, thereby releasing Tenant and Landlord from all further obligation under these Purchase Terms.

10.	SURVEY: Tenant, at Tenant's expense, within time allowed to deliver evidence of title and to examine same, may have the Premises surveyed and certified by a surveyor registered in the state where the Premises is located. If survey discloses encroachment on the Premises or that improvements located on the Premises encroach on setback lines, easements, lands of others or violate any restrictions, covenants of these Purchase Terms or applicable governmental regulation, the same shall constitute a title defect.

11.	INGRESS AND EGRESS: Landlord warrants and represents that there is ingress and egress to the Premises sufficient for its intended use as described in Section 11.17 of the Lease, title to which is in accordance with Section 9 of these Purchase Terms.

12.	LIENS: Landlord shall furnish to Tenant at time of closing an affidavit attesting to the absence, unless otherwise provided for herein, of any financing statement, claims of lien or potential lienors arising as the result of any action or inaction of Landlord and further attesting that there have been no improvements or repairs to the Premises by Landlord for ninety (90) days immediately preceding date of closing. If the Premises has been improved or repaired by Landlord within that time, Landlord shall deliver releases or waivers of construction liens executed by all general contractors, subcontractors, suppliers and materialmen in addition to Landlord's lien affidavit setting forth the names of all such general contractors, subcontractors, suppliers and materialmen, further affirming that all charges for improvements or repairs incurred by Landlord which could serve as a basis for a constriction lien or a claim for damages have been paid or will be paid at closing of these Purchase Terms.

13.	PLACE OF CLOSING: Closing shall be held in the county where the Premises are located at the office of the attorney or other closing agent designated by Tenant.

14.	TIME: In computing time periods of less than six (6) days, Saturdays, Sundays and state or national legal holidays shall be excluded. Any time periods provided herein which shall end on a Saturday, Sunday or a legal holiday shall extend to 5:00 p.m. on the next business day. Time is of the essence is these Purchase Terms.

15.	DOCUMENTS FOR CLOSING: Landlord shall furnish the deed, bill of sale, construction lien affidavit in compliance with Section 12 of these Purchase Terms, owner's possession affidavit, FIRPTA affidavit, assignments of leases, tenant and mortgagee estoppel letters and corrective instruments. Each party shall execute a closing statement.

16.	EXPENSES: Transfer taxes, fees, documentary stamps and surtax on the deed and recording of corrective instruments shall be paid by Landlord. Recording of deed shall be paid by Tenant. Unless otherwise provided by law or rider to these Purchase Terms, charges for the following related title services, namely title or abstract charge, title examination, and settlement and closing fee, shall be paid by the party responsible for furnishing the title evidence in accordance with Section 9 of these Purchase Terms. Tenant shall pay the premium for the owners title insurance policy insuring Tenant's interests.

17.	PRORATIONS; CREDITS: Taxes, assessments, rent, interest, insurance and other expenses of the Premises shall be prorated through the day before closing unless they are the responsibility of Tenant under the Lease, in which case they shall not be prorated. Tenant shall have the option of taking over existing policies of insurance, if assumable, in which event premiums shall be prorated. Cash at closing shall be increased or decreased as may be required by prorations to be made through the day prior to closing. Advance rent and security deposits will be credited to Tenant. Escrow deposits held by any mortgagee will be credited to Tenant if Tenant has provided the funds for the escrow, otherwise they will be paid to Landlord. Taxes shall be prorated based on the current year's tax with due allowance made for maximum allowable discount, homestead and other exemptions. If closing occurs at a date when the current year's mileage is not fixed and current year's assessment is available, taxes will be prorated based upon such assessment and the prior year's mileage. If the current year's assessment is not available, then taxes will be prorated on the prior year's tax. Tax proration based on an estimate shall, at request of either party, be readjusted upon receipt of tax bill on condition that a statement to that effect is signed at closing.

18.	SPECIAL ASSESSMENT LIENS: Certified, confirmed and ratified special assessment liens as of date of closing (not as of Effective Date) are to be paid by Landlord unless they are the responsibility of Tenant under the Lease. Pending liens as of date of closing shall be assumed by Tenant. If the improvement has been substantially completed as of Effective Date, any pending lien shall be considered certified, confirmed or ratified and Landlord shall, at closing, (unless such lien is the responsibility of Tenant under the Lease) be charged an amount equal to the last estimate or assessment for the improvement by the public body.

19.	RISK OF LOSS: If the Premises is damaged by fire or other casualty before closing and cost of restoration does not exceed fifty (50%) percent of the assessed valuation of the Premises so damaged, cost of restoration shall be an obligation of the Landlord and closing shall proceed pursuant to the terms of these Purchase Terms with restoration costs escrowed at closing. If the cost of restoration exceeds fifty (50%) percent of the assessed valuation of the Premises so damaged, Tenant shall have the option of either taking the Premises as is, together with any insurance proceeds payable by virtue of such loss or damage, or of terminating the exercise of the Option to Purchase.

20.	ATTORNEY'S FEES; COSTS: In any litigation, including breach, enforcement or interpretation, arising out of these Purchase Terms, the prevailing party in such litigation shall be entitled to recover from the non-prevailing party reasonable attorney's fees, costs and expenses.

21.	FAILURE OF PERFORMANCE: If Tenant fails to perform these Purchase Terms within the time specified, Landlord may elect to terminate the exercise of the Option to Purchase and be relieved of all obligations under these Purchase Terms. If for any reason other than failure of Landlord to make Landlord's title marketable after diligent effort, Landlord fails, neglects or refuses to perform these Purchase Terms, the Tenant may seek specific performance or may terminate the exercise of the option, whereupon Landlord shall reimburse Tenant for all costs and expenses in connection with Tenant's exercise of the Option to Purchase. In the event either party terminates the exercise of the Option to Purchase as set forth herein, the parties shall continue to be bound by the terms and provisions of the Lease, as the same shall apply.

22.	PERSONS BOUND; NOTICE: These Purchase Terms shall bind and inure to the benefit of the parties and their successors in interest. Whenever the context permits, singular shall include plural and one gender shall include all. Notice given by or to the attorney for any party shall be as effective as if given by or to that party.

23.	CONVEYANCE: Landlord shall convey title to the Premises by a quitclaim deed, subject only to matters contained in Section 6 of these Purchase Terms and those otherwise accepted by Tenant. Personal Property shall, at the request of Tenant, be transferred by an absolute bill of sale with warranty of title, subject only to such matters as may be otherwise provided for herein.

24.	OTHER AGREEMENTS: No prior or present agreements or representations shall be binding upon Tenant or Landlord unless included in these Purchase Terms. No modification to or change in these Purchase Terms shall be valid or binding upon the parties unless in writing and executed by the party or parties intended to be bound by it.

25.	ENVIRONMENTAL REPRESENTATIONS AND INSPECTIONS: Landlord hereby represents and warrants to Tenant (the "Representations") that, exclusive of Tenant's and Tenant's employee's, agent's and invitee's actions or inactions: (1) the Premises and all uses of the Premises have been, and presently are, in compliance with all federal, state, and local Environmental Laws; (2) no Hazardous Materials have been generated, stored, treated or transferred on the Premises, except in the ordinary course of business and in compliance with Environmental Laws; (3) Landlord has no knowledge of any spill or Environmental Law violation on any property contiguous to or in the vicinity of the Premises to be sold to Tenant; and (4) Landlord has not received or otherwise obtained knowledge of any spill or contamination on the Premises, any existing or threatened environmental lien against the Premises, or any lawsuit, proceeding, or investigation regarding the handling of Hazardous Materials on the Premises.

26.	WARRANTY: Landlord warrants that there are no facts known to Landlord materially affecting the value of the Premises which are not readily observable by Tenant or which have not been disclosed to Tenant or that have not been created by Tenant, its employees and agents.

EXHIBIT "E"
FORM OF NON-DISTURBANCE AGREEMENT

RECORDING REQUESTED BY, AND
WHEN RECORDED RETURN TO:

Richard M. Bezold, Esq.
Akerman, Senterfitt & Eidson, P.A.
One S.E. Third Avenue, Suite 2800
Miami, Florida 33131

SPACE ABOVE THIS LINE FOR
RECORDER'S USE

SUBORDINATION, NONDISTURBANCE AND ATTORNMENT AGREEMENT

           THIS SUBORDINATION NON-DISTURBANCE AND ATTORNMENT AGREEMENT (the "Agreement") is made and entered into this the ___day of _______________, 1998, by NATIONSRENT OF NEW HAMPSHIRE, INC., a Delaware corporation ("Tenant"), ________________________________________ ("Lender") and JIM JOY HOLDINGS, LLC, a New Hampshire limited liability company ("Landlord").

R E C I T A L S:

           WHEREAS, Landlord and Tenant executed a Lease dated as of __________________, 1998, in favor of Tenant, a memorandum of which may be recorded simultaneously herewith, covering Premises therein described located on a parcel of real estate, the legal description of which is attached hereto and incorporated herein by this reference as Exhibit "A" (said parcel of real estate and the Premises being sometimes collectively referred to herein as the "Property"); and

           WHEREAS, Landlord has and/or Francis R. Rich, Jr. and June A. Rich ("Fee Owners") executed a ________________ (the "Mortgage's dated ________________ and recorded on ________________ at Book ________________, Page ____________, of the Records of ________________ County, State of ________________ in favor of Lender, payable upon the terms and conditions described therein; and

           WHEREAS, it is a condition to said loan that said Mortgage shall unconditionally be and remain at all times a lien or charge upon the Property, prior and superior to this Lease and to the leasehold estate created thereby; and

           WHEREAS, the parties hereto desire to assure Tenant's possession and control of the Property under this Lease upon the terms and conditions therein contained;

FT017539:1

33

           NOW, THEREFORE, for and in consideration of the mutual covenants and premises herein and other good and valuable consideration. the receipt and sufficiency of which is hereby acknowledged and confessed by the parties hereto, the parties hereto do hereby agree as to follows:

A G R E E M E N T:

           l.     The Lease is and shall be subject and subordinate to the Mortgage, and to all renewals, modifications, consolidations, replacements and extensions thereof, and to all future advances made thereunder.

           2.     Should Lender become the owner of the Property, or should the Property be sold by reason of foreclosure, or other proceedings brought to enforce the Mortgage which encumbers the Property, or should the Property be transferred by deed in lieu of foreclosure, or should any portion of the Property be sold under a trustee's sale, this Lease shall continue in full force and effect as a direct lease between the then owner of the Property covered by the Mortgage and Tenant, upon, and subject to, all of the terms, covenants and conditions of this Lease for the balance of the Term thereof remaining, including any extensions therein provided. Tenant does hereby agree to attorn to Lender or to any such owner as its landlord, and Lender hereby agrees that it will accept such attornment.

           3.     Notwithstanding any other provision of this Agreement, Lender shall not be (a) liable for any default of any landlord under the Lease (including Landlord), except that Lender agrees to cure any default of Landlord that is continuing as of the date Lender forecloses the Property within thirty (30) days from the date Tenant delivers written notice to Lender of such continuing default, unless such default is of such a nature to reasonably require more than thirty (30) days to cure and then Lender shall be permitted such additional time as is reasonably necessary to effect such cure, provided Landlord diligently and continuously proceeds to cure such default; (b) subject to any offsets or defenses which have accrued prior to the date of foreclosure, unless Tenant shall have delivered to Lender written notice of the default which gave rise to such offset or defense and permitted Lender the same right to cure such default as permitted Landlord under the Lease; (c) bound by any Rent that Tenant may have paid under the Lease more than one month in advance; (d) bound by any amendment or modification of the Lease hereafter made without Lender's prior written consent; (e) responsible for the return of any security deposit delivered to Landlord under the Lease and not subsequently received by Lender.

           4.     If Lender sends written notice to Tenant to direct its Rent payments under the Lease to Lender instead of Landlord, then Tenant agrees to follow the instructions set forth in such written instructions and deliver Rent payments to Lender, however, Landlord and Lender agree that Tenant shall be credited under the Lease for any Rent payments sent to Lender pursuant to such written notice.

           5.     All notices which may or are required to be sent under this Agreement shall be in writing and shall be sent by first-class certified U.S. mail, postage prepaid, return receipt requested, and sent to the party at the address appearing below or such other address as any party shall hereafter inform the other party by written notice given as set forth above:

If to Landlord:	17 Manchester Road Candia, NH 30304

with a copy to:	______________________ ______________________ ______________________

If to Tenant:	C/O NATIONSRENT of NEW HAMPSHIRE, INC. 450 East Las Olas Boulevard, Suite 1400 Ft. Lauderdale, FL 33301 Attn: Gene Ostrow

with a copy to:	Akerman, Senterfitt & Eidson, P.A. One S.E. Third Avenue, Suite 2800 Miami, FL 33131 Attn: Richard M. Bezold, Esq.

Lender:	______________________ ______________________ ______________________

All notices delivered as set forth above shall be deemed effective three (3) days from the date deposited in the U.S. mail.

           6.     Said Mortgage shall not cover or encumber and shall not be construed as subjecting in any manner to the lien thereof any of Tenant's improvements or trade fixtures, furniture, equipment or other personal property at any time placed or installed in the Premises. In the event the Property or any part thereof shall be taken for public purposes by condemnation or transfer in lieu thereof or the same are damaged or destroyed, the rights of the parties to any condemnation award or insurance proceeds shall be determined and controlled by the applicable provisions of this Lease.

           7.     This Non-Disturbance Agreement shall inure to the benefit of and be binding upon the parties hereto, their successors in interest, heirs and assigns and any subsequent owner of the Property secured by the Mortgage.

           8.     Should any action or proceeding be commenced to enforce any of the provisions of this Non-Disturbance Agreement or in connection with its meaning, the prevailing party in such action shall be awarded, in addition to any other relief it may obtain, its reasonable costs and expenses, not limited to taxable costs, and reasonable attorney's fees.

           9.     Tenant shall not be enjoined as a party/defendant in any action or proceeding which may be instituted or taken by reason or under any default by Landlord in the performance of the terms, covenants, conditions and agreements set forth in the Mortgage.

IN WITNESS WHEREOF, the parties hereto have caused this Non-Disturbance Agreement to be executed as of the day and year first above written.

____________________________________
PRINT NAME OF WITNESS BELOW

____________________________________

____________________________________
PRINT NAME OF WITNESS BELOW
____________________________________

____________________________________
PRINT NAME OF WITNESS BELOW

____________________________________

____________________________________
PRINT NAME OF WITNESS BELOW

____________________________________

____________________________________
PRINT NAME OF WITNESS BELOW

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PRINT NAME OF WITNESS BELOW

____________________________________	LENDER:

_____________________________________________

By:_______________________________
Name:_____________________________
Title:______________________________

TENANT:

NATIONSRENT OF NEW HAMPSHIRE, INC.,
a Delaware corporation

By:_______________________________
Name:_____________________________
Title:______________________________

LANDLORD:

JIM JOY HOLDINGS, LLC,
a New Hampshire limited liability company

By:_______________________________
Name:_____________________________
Title:______________________________

[Acknowledgment of Lender]

STATE OF ________________________)
                                 )ss:
COUNTY OF _______________________)

           The foregoing instrument was acknowledged before me this _____ day of __________ 1998, by _______________ as _______________ of _____________________, a _________________________ corporation, on behalf of the corporation. He/she is personally known to me or has produced a driver's license as identification.

___________________________________ NOTARY PUBLIC Print Name __________________________ Commission No. ______________________ My Commission Expires: [NOTARIAL SEAL]

[Acknowledgment By Tenant]

STATE OF ________________________)
                                 )ss:
COUNTY OF _______________________)

           The foregoing instrument was acknowledged before me this _____ day of __________ 1998, by _______________ as _______________ of NATIONSRENT OF NEW HAMPSHIRE, INC., a Delaware corporation, on behalf of the corporation. He/she is personally known to me or has produced a driver's license as identification.

___________________________________ NOTARY PUBLIC Print Name __________________________ Commission No. ______________________ My Commission Expires: [NOTARIAL SEAL]

Acknowledgment by Landlord

STATE OF ________________________)
                                 )ss:
COUNTY OF _______________________)

           The foregoing instrument was acknowledged before me this _____ day of __________ 1998, by _______________ as _______________ of JIM JOY HOLDINGS, LLC, a New Hampshire limited liability company, on behalf of the company. He/she is personally known to me or has produced a _______________ driver's license or _______________ as identification.

___________________________________ NOTARY PUBLIC Print Name __________________________ Commission No. ______________________ My Commission Expires: [NOTARIAL SEAL]